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                                                                   EXHIBIT 10.19

                            INDEMNIFICATION AGREEMENT

      THIS AGREEMENT (the "Indemnification Agreement") is dated April 10, 2000, by and among ARC Acquisition Co., L.L.C., a Delaware limited liability company ("Purchaser"), American Reprographics Holdings, L.L.C., a California limited liability company ("Holdco"), American Reprographics Company LLC, a California limited liability company (the "Company"), Sathiyamurthy Chandramohan ("Mohan"), Kumarakulasingam Suriyakumar ("Suri"), Micro Device Inc., a California corporation ("Micro"), Dietrich-Post Company, a California corporation ("DP"), ZS Fund L.P., a Delaware limited partnership ("ZS"), and ZS Ford L.L.C. a Delaware limited liability company ("ZS Ford" ) (each party signatory hereto other than Purchaser, Holdco and the Company being referred to herein as an "Indemnitor," and, collectively, as the "Indemnitors"). ZS and ZS Ford are sometimes referred to herein as the "ZS Entities", and Mohan, Suri and Micro are sometimes referred to as the "MS Parties".

                                    RECITALS

      A. Purchaser, Holdco, Company, and certain members of Holdco (the "Members") have entered into a Recapitalization and Purchase Agreement dated as of April 6, 2000 (the "Recap Agreement") pursuant to which Holdco and its Subsidiaries will be recapitalized through the steps described in the Recap Agreement and certain obligations of such entities will be satisfied (such transactions and steps being referred to herein as the "Recapitalization") and following which Purchaser will purchase from the Sellers (as defined in the Recap Agreement) certain Units of Holdco upon the terms and subject to the conditions provided in the Recap Agreement immediately following the Recapitalization.

      B. It is a condition to the consummation of the Recapitalization by the Purchaser that prior to or concurrent with the Recapitalization the Indemnitors enter into and approve this Indemnification Agreement.

      C. For purposes of this Agreement, Purchaser, the Company and Holdco and their respective Affiliates, subsidiaries, shareholders, members, managers, officers, directors, lenders and agents, and the heirs, successors and assigns of each of the foregoing are herein referred to as a "Purchaser Indemnitee" and, collectively, the "Purchaser Indemnitees."

                                   AGREEMENTS

      Therefore, for the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Definitions. Unless otherwise defined herein, terms used herein shall have the meanings ascribed to them in the Recap Agreement. As used in this Indemnification Agreement, the following terms shall have the following meanings:

            (a) "Damages" means all liabilities, obligations, judgments, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses. Without limiting the generality of the foregoing, Damages shall include, without limitation, reasonable attorneys', arbitrators', accountants', investigators', and experts fees and expenses, sustained or incurred in connection with the enforcement by a Purchaser Indemnitee of its rights and remedies under this Indemnification Agreement, or sustained or incurred in connection with the defense or investigation of any Third Party Claim (as herein defined);

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            (b) "Third Party Claim" shall mean any claim, action, suit, proceeding, investigation, or like matter which is asserted or threatened by a Person other than the parities, hereto, their successors and permitted assigns, against any Purchaser Indemnitee or to which a Purchaser Indemnitee is subject.

      2. Indemnitor Indemnification Obligations. Indemnitors severally, and not jointly, shall indemnify, save and keep the Purchaser Indemnitees harmless from and against all Damages sustained or incurred by any Purchaser Indemnitee as a result of, or arising out of, by virtue of, or in connection with: (i) any liability, obligation or claim (including Third Party Claims) arising out of or relating to the Ford Graphics Group, L.L.C. Key Employee Incentive Compensation Plan dated as of November 20, 1997 (the "Plan") or any awards issued or payments made thereunder or claimed to be required to be issued or paid thereunder or in connection therewith or any other actions taken with respect thereto, and (ii) any liability or other obligation with respect to termination of the Plan. The ZS Entities and the MS Parties shall not be required to indemnify the Purchaser Indemnitees pursuant to this Section 2 for an amount in excess of their respective Indemnification Amounts. As used herein, the term "Indemnification Amounts" shall mean (i) in the case of the ZS Entities, fifty percent (50%) of the Damages described in this Section 2 and (ii) in the case of the MS Parties, fifty percent (50%) of the Damages described in this Section 2.

      3. Procedures. With respect to procedural matters, claims for indemnification shall be governed by Section 9.2(d) of the Recap Agreement as if such claims were being made under the Recap Agreement.

      4. Subrogation. Indemnitors shall not be entitled to require that any action be brought against any other Person before action is brought against it hereunder by the Purchaser Indemnitee, but shall be subrogated to any right of action to the extent that it has paid or successfully defended against any Third Party Claim.

      5. Miscellaneous.

            (a) Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand, by facsimile or by nationally recognized private courier shall be deemed given on the day of receipt (if such day is a business day or, if such day is not a business day, the next succeeding business day); provided, however, that a notice delivered by facsimile shall only be effective if and when confirmation is received of receipt of the facsimile at the number provided in this Section 7(a). All notices shall be addressed as follows:

            If to Purchaser, to:

                  ARC Acquisition Co., L.L.C.
                  c/o Code Hennessy & Simmons
                  10 South Wacker Drive, Suite 3175
                  Chicago, IL 60606
                  Facsimile: (312) 876-3854
                  Attention: Thomas J. Formolo
                              Marcus L. George

                  with a copy (which shall not constitute notice to the Purchaser) to:

                  Altheimer & Gray

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                  10 South Wacker Drive, Suite 4000
                  Chicago, IL 60606
                  Facsimile: (312) 715-4800
                  Attention: S. Michael Peck
                  James R. Cruger

            If to Holdco, to:

                  c/o American Reprographics Company, L.L.C.
                  900 Palm Avenue
                  South Pasadena, CA 91030
                  Attention: Sathy Chandramohan
                              Suri Suriyakumar
                  Facsimile: (626) 441-6649

                  and to:

                  ZS Fund L.P.
                  120 West 45th Street
                  Suite 2600
                  New York, NY 10036
                  Attention: Robert A. Home
                              Douglas A. Brown
                  Facsimile: (212) 398-1808

                  with a copy (which shall not constitute notice to the Company) to:

                  Kirkland & Ellis
                  153 East 53rd Street
                  New York, NY 10022
                  Attention: Patrick C. Gallagher
                              Geoffrey W. Levin
                  Facsimile: (212) 446-4900

                  and to:

                  Hanson, Bridgett, Marcus, Vlahos & Rudy
                  333 Market Street
                  23rd Floor
                  San Francisco, CA 04105
                  Attention: Richard J. Stratton
                              Fred B. Weil
                  Facsimile: (415) 541-9366

                  If to ZS, to:

                  c/o ZS Fund L.P.
                  120 West 45th Street
                  Suite 2600
                  New York, NY 10036
                  Attention:  Robert A. Horne

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                              Douglas A. Brown
                  Facsimile: (212) 398-1808

                  with a copy (which shall not constitute notice to the Company) to:

                  Kirkland & Ellis
                  153 East 53rd Street
                  New York, NY 10022
                  Attention: Patrick C. Gallagher
                               Geoffrey W. Levin
                  Facsimile: (212) 446-4900

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 7(a).

            (b) Applicable Law. This Indemnification Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Illinois applicable to contracts made in that State.

            (c) Binding Effect; Benefit. This Indemnification Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Indemnification Agreement, express or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Indemnification Agreement.

            (d) Assignability. This Indemnification Agreement shall not be assignable by the parties without the prior written consent of the other parties, except that at or prior to the Closing Purchaser may assign its rights and delegate its duties under this Indemnification Agreement to a subsidiary entity or to any affiliate and may assign its rights under this Indemnification Agreement to its lenders for collateral security purposes, and after the Closing, Purchaser, Holdco or Company may assign their respective rights and delegate its duties under this Indemnification Agreement to any third party.

            (e) Amendments. This Indemnification Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

            (f) Headings. The headings contained in this Indemnification Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Indemnification Agreement.

            (g) Counterparts. This Indemnification Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

            (h) Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be necessary to otherwise comply with the terms of this Indemnification Agreement, the Recap Agreement, the Operating Agreement and the other Transaction Documents and consummate the transactions contemplated hereby and thereby.

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            (i) Severability. The invalidity of any provision of this
Indemnification Agreement or a portion of a provision shall not affect the validity of any other provision of this Indemnification Agreement or the remaining portion of the applicable provision.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

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      IN WITNESS WHEREOF, the parties hereto have caused this Indemnification
Agreement to be duly executed as of the day and year first above written.

                                   ARC ACQUISITION CO., L.L.C.

                                   By:   /s/ MARCUS GEORGE
                                         ------------------------------
                                         Name:  Marcus George
                                         Title: Secretary

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                                   AMERICAN REPROGRAPHICS COMPANY HOLDINGS,
                                         L.L.C.

                                   By:   /s/ S. CHANDRAMOHAN
                                         ----------------------------------

                                         Name:  S. Chandramohan
                                         Title: CEO

                                   AMERICAN REPROGRAPHICS COMPANY, L.L.C.

                                   By:   /s/ S. CHANDRAMOHAN
                                         ----------------------------------
                                         Name:  S. Chandramohan
                                         Title: President

                                   /s/ S. CHANDRAMOHAN
                                   ----------------------------------------
                                   SATHIYAMURTHY CHANDRAMOHAN

                                   /s/ K. SURIYAKUMAR
                                   ----------------------------------------
                                   KUMARAKULASINGAM SURIYAKUMAR

                                   MICRO DEVICE, INC.

                                   By:   /s/ S. CHANDRAMOHAN
                                         ----------------------------------
                                         Name:  S. Chandramohan
                                         Title: President

         SIGNATURES TO INDEMNIFICATION AGREEMENT CONTINUED ON NEXT PAGE

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                                   ZS FORD L.P.

                                   By:  ZS FORD L.L.C., its general partner

                                   By:   /s/ ROBERT HORNE
                                         -----------------------------------
                                         Name:  Robert A. Horne
                                         Title: Manager

                                   ZS FORD L.L.C.

                                   By:   /s/ ROBERT HORNE
                                         -----------------------------------
                                         Name:  Robert A. Horne
                                         Title: Manager

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